Exhibit 99.1

News Release
Contacts:	Carl Luna, SVP & CFO
Copano Energy, L.L.C.
713-621-9547
Jack Lascar / jlascar@drg-l.com
Anne Pearson / apearson@drg-l.com
DRG&L / 713-529-6600

FOR IMMEDIATE RELEASE

Copano Announces Public Offering of

$150 Million of 7.125% Senior Notes Due 2021

HOUSTON, February 2, 2012 – Copano Energy, L.L.C. (NASDAQ: CPNO) and its subsidiary Copano Energy Finance Corporation today announced the commencement of a public offering of an additional $150,000,000 in aggregate principal amount of their 7.125% senior unsecured notes due 2021 (the “Additional Notes”).

Copano intends to use the net proceeds from the offering to repay a portion of the outstanding indebtedness under its revolving credit facility and expects to use the increased borrowing capacity as needed for capital projects, acquisitions, hedging, working capital and general corporate purposes.

On April 5, 2011, Copano Energy, L.L.C. and Copano Energy Finance Corporation completed a public offering of $360,000,000 in aggregate principal amount of their 7.125% senior unsecured notes due 2021. The Additional Notes and the notes issued on April 5, 2011 will be treated as a single class of debt securities under the indenture.

Wells Fargo Securities, BofA Merrill Lynch, Citigroup, J.P. Morgan and RBC Capital Markets are joint book-running managers for the offering. An investor may obtain a free copy of the prospectus by visiting EDGAR on the SEC website at www.sec.gov. When available, a copy of the prospectus supplement and accompanying base prospectus relating to this offering may also be obtained from the underwriters as follows:

Wells Fargo Securities

Attn: Client Support, MAC D1086-070

550 South Tryon Street, 7th Floor

Charlotte, NC 28202

Phone: (800) 326-5897

Email: cmclientsupport@wellsfargo.com

BofA Merrill Lynch

Attn: Syndicate Operations

4 World Financial Center

New York, NY 10080

Phone: (800) 294-1322

Email: dg.prospectus_requests@baml.com

Citigroup

Attn: Prospectus Department

Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, NY 11220

Phone: (800) 831-9146

Email: batprospectusdept@citi.com

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: (866) 803-9204

RBC Capital Markets

Attention: High Yield Capital Markets

3 World Financial Center

200 Vesey Street, 10th Floor

New York, NY 10281-8098

Phone: (877) 280-1299

The Additional Notes will be offered and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Copano Energy, L.L.C.

Copano Energy, L.L.C. (NASDAQ: CPNO) is a midstream natural gas company with operations in Texas, Oklahoma, Wyoming and Louisiana.

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This press release includes “forward-looking statements,” as defined by the Securities and Exchange Commission. Statements that address activities or events that Copano believes will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about the intended use of offering proceeds and other aspects of the notes offering. These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following risks and uncertainties, many of which are beyond Copano’s control: price volatility and market demand for natural gas and natural gas liquids; Copano’s ability to continue to obtain new sources of natural gas supply and retain its key customers; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production, producers’ ability to drill and successfully complete and attach new natural gas supplies and the availability of downstream transportation systems and other facilities for natural gas and NGLs; higher construction costs or project delays due to inflation, limited availability of required resources or the effects of environmental, legal or other uncertainties; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s filings with the Securities and Exchange Commission. Copano does not undertake any duty to update any forward-looking statement except as provided by law.

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